Exhibit B-7(c)

SUPPLEMENTAL INDENTURE NO. 3
dated as of [ ], 2004

to

TRUST INDENTURE, DEED OF TRUST, MORTGAGE,
SECURITY AGREEMENT AND ASSIGNMENT
OF FACILITY LEASE NO. 1

dated as of December 1, 1988,
as supplemented,

between

Wachovia Bank, National Association
(successor to MERIDIAN TRUST COMPANY)
and STERLING C. CORREIA
not in their individual capacities,
but solely as owner Trustee under Trust Agreement No. 1
dated as of December 1, 1988, with
RCMC I, INC.,
as successor in interest to
Public Service Resources Corporation,
the Original Owner Participant

and

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly known as Bankers Trust Company),
not in its individual capacity, but solely as
Corporate Indenture Trustee

and

STANLEY BURG,
not in his individual capacity, but solely as
Individual Indenture Trustee

Original Indenture Recorded on
December 28, 1988, at Deed of Trust Book
Volume 13A, Page 350,
Claiborne County, Mississippi, Chancery Clerk's office

SUPPLEMENTAL INDENTURE NO. 3, dated as of [ ], 2004 ("Supplemental Indenture No. 3"), to Trust Indenture, Deed of Trust, Mortgage, Security Agreement and Assignment of Facility Lease No. 1 dated as of December 1, 1988, as supplemented (the "Indenture") between Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), a Pennsylvania trust company, and STERLING C. CORREIA each of whose address is 35 North Sixth Street, Reading, Pennsylvania 19601, not in their individual capacities, except as expressly provided otherwise, but each solely as trustee (collectively, the "Owner Trustee") under the Trust Agreement (such term, and other capitalized terms used herein without definition, having the meanings ascribed thereto in Section 1 below), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a New York banking corporation (not in its individual capacity, but solely as the Corporate Indenture Trustee, and, for all purposes except those with respect to Section 6.4(g) of the Indenture, the Indenture Trustee), and STANLEY BURG (not in his individual capacity, but solely as the Individual Indenture Trustee, and solely with respect to Section 6.4(g) of the Indenture, the Indenture Trustee), [each of whose address is 60 Wall Street, 27th Floor, New York, New York 10005],

W I T N E S S E T H:

WHEREAS, the Owner Trustee and the Indenture Trustee have entered into the Indenture pursuant to which the Owner Trustee issued the Initial Series Notes and Supplemental Indenture No. 2, dated as of January 1, 1994, pursuant to which the Owner Trustee issued the Outstanding Notes;

WHEREAS, Section 3.5(1) of the Indenture provides, among other things, that the Outstanding Notes may be refunded with Additional Notes;

WHEREAS, Section 3.5(4) of the Indenture provides, among other things, that the Owner Trustee and the Indenture Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the terms, conditions and designations of Additional Notes;

WHEREAS, the Owner Trustee desires to issue Additional Notes to effect a refunding of the Outstanding Notes of the series created and established pursuant to Supplemental Indenture No. 2, dated as of January 1, 1994, to the Indenture and to enter into this Supplemental Indenture No. 3 to establish the terms, conditions and designations of such Additional Notes; and

WHEREAS, Section 10.1(viii) of the Indenture provides that, without the consent of Holders of the Notes outstanding, the Indenture Trustee and the Owner Trustee may, from time to time and at any time, execute a supplement to the Indenture in order to evidence the issuance of, and to provide the terms of, Additional Notes;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions.

    For purposes hereof, capitalized terms used herein and not otherwise defined herein or in the recitals hereto shall have the meanings assigned to such terms in Schedule A to the Indenture. Schedule A to the Indenture is hereby amended such that Funding Corporation, as defined therein shall mean GG1C Funding Corporation, a Delaware corporation.

    Terms, Conditions and Designations of the Fixed Rate Notes.
      The Fixed Rate Notes. There is hereby created and established a series of Fixed Rate Refunding Notes designated "Promissory Notes, Fixed Rate Refunding Series due 2014" (hereinafter sometimes called the "Series 2014 Notes" or the "Refunding Notes"). The Refunding Notes shall be issued in the principal amount, shall bear interest at the rate per annum and shall have the final maturity set forth below:
	Original Principal Amount	Interest Rate	Final Maturity
Series 2014 Notes			January 15, 2014

      The Series 2014 Notes shall be substantially in the form of Exhibit A hereto.

      Each Refunding Note shall bear interest on the principal amount thereof from time to time outstanding from the issue date designated thereon until paid in full at the rate of interest set forth therein, which interest shall be payable on July 15, 2004 and on each January 15 and July 15 thereafter to and including the final maturity date thereof, unless paid in full prior to such date as provided herein and in such Refunding Note. The principal amount of each Refunding Note shall be payable on the dates and in the amounts as set forth in Schedule 1 attached thereto, as such Schedule may be adjusted from time to time in accordance with the terms hereof and of such Refunding Note. Installments of principal of and premium, if any, and interest on each Refunding Note shall be due and payable on the payment dates specified in Schedule 1 attached thereto.

      Each Refunding Note shall be subject to prepayment as set forth in such Refunding Note.

      Certain Adjustments to Amortization Schedules. The schedules of principal amortization attached to the Refunding Notes may be adjusted at the discretion of the Owner Trustee, as contemplated by, and subject to the conditions set forth in, Section 2(e) of the Participation Agreement; provided, however, that no such adjustment shall be made by the Owner Trustee which will increase or reduce the average life of such Refunding Note (calculated in accordance with generally accepted financial practice) from the date of initial issuance by more than 6 months; and provided, further, that any such adjustment may be made only in connection with a recalculation of Basic Rent pursuant to Section 3(d) or 3(e)(v)(C) of the Facility Lease. If the Owner Trustee shall propose to make the foregoing adjustment, the Owner Trustee shall, as contemplated by Section 3.12 of the Indenture, deliver to the Indenture Trustee and to the Lessee at least 30 days prior to the first payment date (specified on the schedule to such Refunding Note) proposed to be affected by such adjustment, a certificate of the Owner Trustee prepared by the Owner Participant and the Lessee (x) stating that the Owner Trustee has elected to make such adjustment, (y) setting forth the revised schedule of principal amortization for such Refunding Note and (z) attaching calculations showing that the average life of such Refunding Note will not be reduced or increased except as permitted by this paragraph (b). The Indenture Trustee may conclusively rely on such Owner Trustee certificate and shall have no duty with respect to the calculations referred to in the foregoing clause (z).
    Miscellaneous.
      Counterpart Execution. This Supplemental Indenture No. 3 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.
      Execution as Supplemental Indenture. This Supplemental Indenture No. 3 is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture No. 3 shall form a part thereof. On and after the delivery of this Supplemental Indenture No. 3, any reference in any Transaction Document to the Indenture shall be deemed to refer to the Indenture as supplemented and amended by this Supplemental Indenture No. 3.
      Responsibility for Recitals, Etc. The Indenture Trustee makes no representation or warranty as to the correctness of any statement, recital or representation made by any Person other than the Indenture Trustee in this Supplemental Indenture No. 3, any other Transaction Document or the Refunding Notes or, except with respect to the due authentication by the Indenture Trustee of the Refunding Notes, as to the validity or sufficiency of this Supplemental Indenture No. 3 or the Refunding Notes.
      Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this Supplemental Indenture No. 3 contained by or on behalf of the Owner Trustee shall bind its successors and assigns, whether so expressed or not.

IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have each caused this Supplemental Indenture No. 3 to be duly executed by their respective officers thereunto duly authorized, all as of the date set forth above.

Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), not in its individual capacity, but solely as Corporate Owner Trustee

By:

Title: Vice President

STERLING C. CORREIA, not in his individual
capacity, but solely as Individual Owner
Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS,

ATTEST: not in its individual capacity, but

solely as Corporate Indenture Trustee

By:

Title: Vice President

STANLEY BURG,
not in his individual capacity, but
solely as Individual Indenture Trustee

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

Personally appeared before me, the undersigned authority in and for the said County and State, on this ____ day of __________, 2004, within my jurisdiction, the within named __________________ who acknowledged that he is a __________________ of Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), a Pennsylvania trust company, Corporate Owner Trustee under that certain Trust Agreement No. 1, dated as of December 1, 1988 among Public Service Resources Corporation, as Original Owner Participant, Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), as Corporate Owner Trustee, and STERLING C. CORREIA as successor Individual Owner Trustee to the original Individual Owner Trustee, Stephen M. Carta, and that for and on behalf of the said trust company, and as its act and deed in said capacity as Corporate Owner Trustee and its having been duly authorized so to do, he executed the above and foregoing instrument after first having been duly authorized by said trust company so to do.

NOTARY PUBLIC

My Commission Expires:

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

Personally appeared before me, the undersigned, authority in and for the said County and State, on this ____ day of __________, 2004 within my jurisdiction, the within named STERLING C. CORREIA who acknowledged that he is successor Individual Owner Trustee under that certain Trust Agreement No. 1, dated as of December 1, 1988 among Public Service Resources Corporation, as Original Owner Participant, Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), as Corporate Owner Trustee, and STERLING C. CORREIA as successor Individual Owner Trustee to the original Individual Owner Trustee, Stephen M. Carta, and that in his capacity as Individual Owner Trustee he executed the above and foregoing instrument after first having been duly authorized so to do.

NOTARY PUBLIC

My Commission Expires:

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

Personally appeared before me, the undersigned authority in and for the said County and State, on this ____ day of __________, 2004 within my jurisdiction, the within named ____________________, who acknowledged that he is a _________________ of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation and that for and on behalf of said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized so to do.

NOTARY PUBLIC

My Commission Expires:

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

Personally appeared before me, the undersigned authority in and for the said County and State, on this ____ day of __________, 2004, within my jurisdiction, the within named ____________________, who acknowledged that he is a _________________ of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, Corporate Indenture Trustee under the Indenture, and that for and on behalf of the said corporation, and as its act and deed in said capacity as Corporate Indenture Trustee and its having been duly authorized so to do, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

NOTARY PUBLIC

My Commission Expires:

STATE OF NEW YORK )
) ss.:
COUNTY OF NEW YORK )

Personally appeared before me, the undersigned authority in and for the said County and State, on this ____ day of __________, 2004, within my jurisdiction, the within named STANLEY BURG, who acknowledged that he is Individual Indenture Trustee under the Indenture, and that in his capacity as Individual Indenture Trustee, he executed the above and foregoing instrument, after first having been duly authorized so to do.

NOTARY PUBLIC

My Commission Expires:

EXHIBIT A TO
SUPPLEMENTAL
INDENTURE NO. 3

FORM OF PROMISSORY NOTE, FIXED RATE REFUNDING SERIES DUE 2014

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED
FOR SALE IN VIOLATION OF SUCH ACT

PROMISSORY NOTE, FIXED RATE REFUNDING SERIES DUE 2014
(DUE JANUARY 15, 2014)

Issue Date: [ ]
No. [ ]

FOR VALUE RECEIVED, Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY) and STERLING C. CORREIA not in their individual capacities, but solely as Owner Trustee (collectively, the "Owner Trustee") under Trust Agreement No. 1, dated as of December 1, 1988, with RCMC I, Inc. (the "Owner Participant" as successor in interest to Public Service Resources Corporation, hereby promise to pay to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), not in its individual capacity, but solely as Trustee under the Collateral Trust Indenture, dated as of [ ], 2004, among GG1C Funding Corporation, System Energy Resources, Inc. and Deutsche Bank Trust Company Americas, as such Collateral Trust Indenture may be supplemented or amended from time to time, or registered assigns, the principal sum of [ ] DOLLARS ($[ ].00), such payment to be made in the amounts and on the dates specified in Schedule 1 hereto, as such Schedule 1 may be revised in accordance herewith (the dates and amounts set forth in Schedule 1 being herein called, respectively, "Amortization Dates" and "Amortization Requirements"); and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the aggregate amount of such principal sum remaining unpaid from time to time from the date of issuance of this Fixed Rate Note until due and payable, semiannually in arrears on January 15 and July 15 in each year, commencing July 15, 2004, at the rate of [ ]% per annum, until the principal amount hereof is paid in full.

Capitalized terms used in this Fixed Rate Note which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as hereinafter defined).

In the event that any payment to be made hereunder is stated to be due on a day that is not a Business Day, then such payment shall be due and payable on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was stated to be due and no interest in respect of such payment shall accrue for the period from and after such stated due date.

All payments of principal, premium, if any, and interest to be made by the owner Trustee hereon and under the Trust Indenture, Deed of Trust, Mortgage, Security Agreement and Assignment of Facility Lease No. 1, dated as of December 1, 1988, as at any time heretofore or hereafter amended or supplemented in accordance with the provisions thereof (the "Indenture"), between the Owner Trustee and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and Stanley Burg, not in their individual capacities, but solely as Corporate and Individual Indenture Trustee, respectively (the "Indenture Trustee"), shall be made only from the Lease Indenture Estate and the Trust Estate and the Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Lease Indenture Estate to make such payments in accordance with the terms of Article V of the Indenture. The Holder hereof, by its acceptance of this Fixed Rate Note, shall be deemed to have agreed that such Holder will look solely to the Trust Estate and the income and proceeds from the Lease Indenture Estate to the extent available for distribution to the Holder hereof as above provided, and that neither the Owner Participant nor, except as expressly provided in the Indenture, the Owner Trustee nor the Indenture Trustee is or shall be personally liable to the Holder hereof for any amounts payable under this Fixed Rate Note or for any performance to be rendered under the Indenture or any Transaction Document or for any liability thereunder; provided, however, that in the event that the Lessee shall assume all the obligations of the Owner Trustee hereunder and under the Indenture pursuant to Section 3.9(b) of the Indenture, or shall be deemed to have assumed such obligations pursuant to Section 7(b)(4)(H) of the Participation Agreement, then all the payments to be made on this Fixed Rate Note shall be made only from payments made by the Lessee under this Fixed Rate Note in accordance with the Assumption Agreement referred to in said Section 3.9(b) of the Indenture and the Holder of this Fixed Rate Note agrees that in such event it will look solely to the Lessee for such payment and, subject to Section 2.4 of the Indenture, to the Lease Indenture Estate.

Principal, premium, if any, and interest shall be payable in immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in the manner provided in the Indenture, on presentment of this Fixed Rate Note at the Indenture Trustee's Office, or as otherwise provided in the Indenture.

In the manner and to the extent provided in the Indenture, Schedule 1 hereto may be adjusted at the discretion of the Owner Trustee in connection with an adjustment to Basic Rent under Section 3(d) or 3(e)(v)(C) of the Facility Lease.

In the event of a partial prepayment of this Fixed Rate Note (the payment of principal in accordance with Schedule 1 hereto not being considered for this purpose a prepayment), the Amortization Requirement for each Amortization Date thereafter shall be deemed to have been satisfied to the extent of an amount equal to the quotient resulting from the division of (A) the product of (w) the principal amount of such prepayment (hereinafter called the "Prepaid Amount") and (x) such Amortization Requirement by (B) the sum of (y) the principal amount of this Fixed Rate Note then Outstanding (after giving effect to such prepayment) and (z) the Prepaid Amount; provided, however, that the remaining Amortization Requirements determined as set forth in this paragraph shall be rounded to the nearest integral multiple of $1.00, subject to further necessary adjustment so that the aggregate principal amount of such satisfaction of Amortization Requirements shall be equal to the Prepaid Amount, such adjustment to such Amortization Requirements to be made in the inverse order of the respective Amortization Dates corresponding thereto. In connection with such adjustments to Schedule 1 the Owner Trustee shall deliver to the Indenture Trustee, not later than 30 days prior to the next date on which a payment of principal of this Fixed Rate Note is due following such partial prepayment, a revised Schedule 1 hereto prepared by the Lessee and approved by the Owner Participant. The Indenture Trustee may rely on such revised Schedule 1 and shall have no duty with respect to the adjustments set forth therein other than to make it available for inspection by the Holder of this Fixed Rate Note.

The Holder hereof, by its acceptance of this Fixed Rate Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 3.11 of the Indenture. The Holder of this Fixed Rate Note agrees, by its acceptance hereof, that it will duly note by appropriate means all payments of principal or interest made hereon and that it will not in any event transfer or otherwise dispose of this Fixed Rate Note unless and until all such notations have been duly made and the other requirements of the Indenture have been complied with.

This Fixed Rate Note is one of the Fixed Rate Notes referred to in the Indenture. The Indenture permits the issuance of additional series of Notes, as provided in Section 3.5 of the Indenture, and the several series may be for varying aggregate principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Trustee included in the Lease Indenture Estate are pledged to the Indenture Trustee to the extent provided in the Indenture as security for the payment of the principal of and premium, if any, and interest on this Fixed Rate Note and all other Notes issued and outstanding from time to time under the Indenture. Reference is hereby made to the Indenture for a statement of the rights of the Holders of, and the nature and extent of the security for, this Fixed Rate Note and of the rights of, and the nature and extent of the security for, the Holders of the other Notes and of certain rights of the Owner Trustee, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions the Holder hereof agrees by its acceptance of this Fixed Rate Note.

This Fixed Rate Note is subject to purchase by the Owner Trustee as provided in Section 6.8(b) of the Indenture. This Fixed Rate Note is also subject to prepayment in full, at the principal amount hereof plus accrued interest to the date fixed for prepayment, in the event of the termination of the Lease pursuant to Section 13(f) or (q) or Section 14 thereof, or Section 10(b)(3)(ix) of the Participation Agreement, subject, however, except in the case of a termination pursuant to Section 14 of the Lease, to the right of the Lessee to assume this Fixed Rate Note on the Lease Termination Date, in which event there shall be no redemption of this Fixed Rate Note as a consequence of such termination.

[In addition, this Fixed Rate Note may be prepaid in whole or in part at any time on or after July 15, [ ] at the following prepayment prices (expressed as a percentage of the principal amount hereof being prepaid), together with interest accrued to the date fixed for prepayment:

If Prepaid in the 12 Month Period Beginning July 15	Prepayment Price

and thereafter at the principal amount hereof together with interest accrued to the date fixed for thereof, together with prepayment.]

In the case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Fixed Rate Note and any other Notes, together with all accrued but unpaid interest thereon, may, subject to certain rights of the Owner Trustee and the Owner Participant contained or referred to in the Indenture, be declared or may become due and payable in the manner and with the effect provided in the Indenture.

The obligation of the Owner Trustee to pay the principal of and premium, if any, and interest on this Fixed Rate Note, and the lien of the Indenture or the Lease Indenture Estate, is subject to being legally discharged prior to the maturity of this Fixed Rate Note upon the deposit with the Indenture Trustee of cash or certain securities sufficient to pay this Fixed Rate Note when due in accordance with the terms of the Indenture.

There shall be maintained at the Indenture Trustee's Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Indenture. The transfer of this Fixed Rate Note is registrable, as provided in the Indenture, upon surrender of this Fixed Rate Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered Holder hereof, together with the amount of any applicable transfer taxes. The Owner Trustee and the Indenture Trustee may treat the person in whose name this Fixed Rate Note is registered as, the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Fixed Rate Note and for all other purposes whatsoever, whether or not this Fixed Rate Note be overdue, and neither the Owner Trustee nor the Indenture Trustee shall be affected by notice to the contrary.

This Fixed Rate Note shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the Corporate Owner Trustee has caused this Fixed Rate Note to be duly executed as of the date hereof.

Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY, not in its individual capacity, but solely as Corporate Owner Trustee under the
Trust Agreement

By:

Title:

This Fixed Rate Note is one of the series of Notes referred to therein and in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), not in its individual capacity, but solely as Corporate Indenture Trustee

By:

Title:

SCHEDULE 1

SCHEDULE OF PRINCIPAL AMORTIZATION

Payment Date	Principal Amount Payable